Exhibit 16.1

January 30, 2007

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	BPO Management Services, Inc.
(fka netGuru, Inc.)
File No. 000-28560

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of BPO Management Services, Inc. (fka netGuru, Inc.) for the event that occurred on January 25, 2007, and agree with the statements in the second and third paragraphs concerning our Firm contained therein. We make no comment as to the content of the first paragraph of Item 4.01.

Very truly yours,

HASKELL & WHITE LLP